                               VIALOG CORPORATION

            CALCULATION OF SHARES USED IN DETERMINING LOSS PER SHARE
                                  (Unaudited)

                                               Three Months Ended March 31,
                                               ------------------------------
                                                    1999            2000
                                               --------------  --------------
Common stock, beginning of period.............      3,693,672       9,133,569
Weighted average common shares issued during
 period, net..................................      2,339,102           2,143
Common stock options and warrants using the
 treasury stock method........................            --              --
                                               --------------  --------------
                                                    6,032,774       9,135,712
                                               ==============  ==============
Net loss (in thousands)....................... $       (1,717) $       (1,191)
                                               ==============  ==============
Basic and diluted net loss per share.......... $        (0.28) $        (0.13)
                                               ==============  ==============

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